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                                                                  EXHIBIT 10.17










                          REAADS MEDICAL PRODUCTS, INC.
                     --------------------------------------

                            STOCK PURCHASE AGREEMENT
                     --------------------------------------







                                SEPTEMBER 1, 1993






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                            STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is entered into as of the 1st day of September, 1993, by and between REAADS MEDICAL PRODUCTS, INC., a Delaware corporation (the "Company"), and CHUGAI PHARMACEUTICAL CO. LTD., ("Purchaser").

        In consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:

1.      PURCHASE AND SALE OF STOCK.

        Section 1.1. ISSUANCE AND SALE. Subject to the terms and conditions in this Agreement, the Company shall issue and sell to Purchaser at Closing a total of 185.19 shares of its Common Stock, $.01 par value per share (the "Purchased Stock") at a purchase price of $2,700.00 per share (the "Purchase Price").

2.      CLOSING OF PURCHASE AND SALE.

        Section 2.1. CLOSING. Subject to the conditions to closing set forth below, the Company will sell to Purchaser, and Purchaser will purchase from the Company, 185.19 shares of Purchased Stock at a price per share equal to the Purchase Price. Closing of the sale and purchase of the Purchased Stock shall take place (the "Closing") at the offices of Hutchinson Black and Cook on September 1, 1993, at 12:00 noon or such other place, date and time as may be mutually agreed to by the Company and Purchaser (the "Closing Date"). At the Closing, the Company will deliver to Purchaser, upon tender of the purchase price in immediately available funds or by bank check, stock certificates representing the shares of Purchased Stock issued to Purchaser under this Agreement.

3.      DEFINITIONS.

        For purposes of this Agreement, the following terms shall have the following meanings:

               "ACT" shall mean the Securities Act of 1933, as amended.

               "COMPANY" shall mean Reaads Medical Products, Inc.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "GOOD ACCOUNTING PRACTICE" shall mean, as to a particular corporation, such accounting practice as, in the opinion of the independent certified public accountants regularly retained by such corporation, conforms at the time to generally accepted accounting

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principles applied on a consistent basis (except for changes in application in which such accountants concur). Any accounting terms not defined in this Agreement shall have the respective meanings given to them under Good Accounting Practice consistent with those applied in the preparation of the Company's consolidated financial statements.

               "MATERIAL ADVERSE EVENT" shall mean an occurrence having a consequence which in fact is or may be materially adverse, either individually or when viewed in the aggregate with all occurrences, as to the business, operations, assets, or financial condition of the Company.

               "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "PROPRIETARY RIGHTS" shall mean all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, other rights with respect thereto, or any other intangible property rights.

               "STOCK PURCHASE AGREEMENT" or "AGREEMENT" shall mean this Stock Purchase Agreement dated as of the date hereof, and as it may be amended from time to time, and entered into between the Company and Purchaser.

               "SUBSIDIARY" shall mean any corporation or partnership in which the Company owns more than fifty percent (50%) of the stock having voting power to elect a majority of the Board of Directors of that corporation or partnership. "Subsidiary" also includes any partnership in which the Company or one of its subsidiaries is a general partner or owns more than fifty percent (50%) of the units of limited partnership.

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser represents and warrants for itself as follows:

        Section 4.1. REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing Date. Upon execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting

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enforcement of creditors' rights and (ii) as limited by the application of general principles of equity.

        Section 4.2. CONSENTS. All consents, approvals, orders, authorizations or registration, qualification, designation, declaration or filing with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

        Section 4.3. INVESTMENT REPRESENTATIONS. Purchaser understands that the Purchased Stock has not been registered under the Act. Purchaser also understands that the Purchased Stock is being offered and sold pursuant to an exemption from registration contained in the Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

               (A) RESTRICTED STOCK. Purchaser understands that the Purchased Stock has not been registered under the Act, and the Company has no present intention no registering the Purchased Stock. Purchaser understands that, it has no registration rights with respect to the Purchased Stock, except as set forth in Article 8 hereof.

               (B) PURCHASER BEARS ECONOMIC RISK. Purchaser is in a position to bear the economic risk of this investment indefinitely unless the Purchased Stock is registered pursuant to the Act, or an exemption from registration is available. Purchaser also understands that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Purchased Stock, if any, under the circumstances, in the amount or at the times Purchaser might propose.

               (C) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Purchased Stock for its own account for investment and not with a view toward its distribution.

               (D) PURCHASER CAN PROTECT ITS OWN INTERESTS. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transaction contemplated in this Agreement. Purchaser is not a corporation or partnership specifically formed for the purpose of consummating this transaction.

               (E) ACCREDITED INVESTOR. Purchaser qualifies as an "accredited investor," as such term is defined in Regulation D under the Act.

               (F) ACCESS TO INFORMATION. Purchaser has been given access to all Company documents, records, and other information, has received physical delivery of all those which it has requested, and has had adequate opportunity to ask questions of, and receive

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answers from, the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Purchased Stock. Such access to information and any investigation undertaken by Purchaser shall not constitute a waiver of any representations and warranties of the Company hereunder.

        Section 4.4.  RESTRICTIVE LEGEND.

               (A) Each certificate representing Purchased Stock shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially in the form of the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION EXISTS. THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION OR QUALIFICATION MUST BE ESTABLISHED BY AN OPINION OF COUNSEL FOR THE SHAREHOLDER, WHICH OPINION AND COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY.

               (B) Purchaser hereby consents to the restrictions contained above and to the notation of "stop-transfer" restrictions in the Company's stock transfer books relative to its holdings and to assist in the enforcement of the limitations set forth herein.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as provided in the Schedule of Exceptions attached hereto as Exhibit A or as otherwise disclosed in this Agreement or any of the Exhibits attached hereto, the Company represents and warrants to Purchaser as follows:

        Section 5.1. CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with perpetual corporate existence; and has full power and authority and legal right to conduct its business as presently conducted. The Company is duly qualified to do business in Colorado as a foreign corporation. The Company is not required to be licensed or qualified to transact business in any jurisdiction other than the States of Delaware and Colorado.

        Section 5.2. AUTHORIZATION; NO BREACH. The Company has full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except (i) as

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limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(ii) as limited by the application of general principles of equity.

        Section 5.3.  CAPITALIZATION.

               (A) Authorized and Issued. As of the Closing Date, the authorized and issued capitalization of the Company will consist of:

                      (1) PREFERRED STOCK. One Thousand (1,000) shares of preferred stock with par value of one cent ($0.01) per share, none of which was outstanding prior to the Closing.

                      (2) COMMON STOCK. Five Thousand (5,000) shares of common stock, $.01 par value, of which 1,454.44 shares are outstanding, duly and validly issued, fully paid, and nonassessable.

               (B) NO OTHER RIGHTS OUTSTANDING. Except as disclosed in or contemplated by this Agreement or Exhibit A attached hereto, there are no other outstanding subscriptions, warrants, options, conversion privileges, rights of first refusal, or other rights or agreements (whether or not presently exercisable by their respective terms) providing for the purchase, issuance or sale of any shares of capital stock of the Company or any preemptive or contractual rights with respect to issuance of such capital stock.

        Section 5.4. FINANCIAL STATEMENTS. The Company has furnished to Purchaser an unaudited balance sheet of the Company as at June 30, 1992 and the related statement of income and accumulated deficit for the fiscal year then ended, together with a compilation report thereon by Ernest E. Heuer Company, P.C., and an unaudited balance sheet of the Company as at May 31, 1993 and the related statement of income and accumulated deficit for the eleven months ended May 31, 1993. All such financial statements, including the schedules thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that the financial statements omit the statement of cash flows and substantially all of the footnote disclosures required by generally accepted accounting principles. Such financial statements fairly present in all material respects the financial conditions and results of operations of the Company at the dates and for the periods indicated. The Company has suffered no Material Adverse Event since May 31, 1993.

        Section 5.5. OUTSTANDING INDEBTEDNESS. The Company does not have any material liabilities or obligations, absolute or contingent. The Company has performed in all material respects all Obligations heretofore required to be performed by it and is not in default under, or in breach of, or in receipt of any claim of default under or breach of, any material agreement. The Company

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has no present expectation or intention of not performing in all material respects all such obligations and it has no knowledge of any breach or anticipated breach by other parties. The Company is not a party to any contract or commitment which, if properly performed by all parties thereto in accordance with the terms thereof, could constitute a Material Adverse Event affecting the Company.

        Section 5.6. COMPLIANCE. The Company is not in violation of any term of its Certificate of Incorporation, as amended, any directors or shareholders resolutions, or Bylaws, or in violation in any material respect, either in any case or in the aggregate, of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Company. The Company has conducted its business, in compliance with, and is currently in compliance with, all applicable laws, regulations, orders, judgments and decrees except for such non-compliances, if any, which in the aggregate would not have a material adverse effect on the business, assets, operations or financial condition of the Company. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby (a) will not violate any provision of the Certificate of Incorporation or By-Laws of the Company or any resolutions of the Company's Board of Directors or stockholders, (b) will not violate any statute, rule, regulation, order or decree of any governmental entity by which the Company or any of its properties or assets is bound and (c) will not result in a violation or breach of, or constitute a default under, any material license, franchise, permit, indenture, agreement or other instrument to which the Company is a party or by which the Company or any of its assets or properties is bound.

        Section 5.7. TITLE TO PROPERTY. Except for leased property listed in Exhibit A, the Company has good and marketable title to all tangible personal property, Proprietary Rights, and other assets used in or necessary to the operation of its business. Such properties and assets are not subject to any material liens, mortgages, pledges, encumbrances or charges of any kind except liens for current taxes and assessments not delinquent. All leases by which the Company leases real or personal property are in good standing, are valid and effective in accordance with their respective terms, and the Company enjoys quiet enjoyment under all such leases. All property owned or used by the Company is in good condition and repair. The Company has complied in all material respects with all environmental laws and regulations.

        Section 5.8. MATERIAL CONTRACTS AND COMMITMENTS. The Company has no material contracts (including without limitation, any employee benefit plans), mortgages, agreements, and instruments, other than this Agreement and those listed in the Exhibit A attached hereto.

        Section 5.9. NO PENDING LITIGATION OR PROCEEDINGS. Except as listed in Exhibit A, there are no actions, suits, investigations or

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proceedings (whether or not purportedly on behalf of the Company) pending, affecting or, to the best of the Company's knowledge, threatened against the Company, before or by any governmental instrumentality, domestic or foreign, or any court, arbitrator or grand jury. The Company is not in default with respect to any judgment, order, demand, or regulation of any court, arbitrator, grand jury or of any governmental agency. No event has occurred nor does any condition exist on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the best knowledge of the Company, any officer of the Company, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which default or defaults might constitute, either in any case or in the aggregate, a Material Adverse Event as to the Company or any of its properties or assets. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's officers or employees or their use in connection with the Company Is business of any information or techniques allegedly proprietary to any of their former employers.

        Section 5.10. BROKERS AND FINDERS. In the event of Closing of the stock purchase contemplated under this Agreement, the Company will be obligated to pay cash finder's fees to each of Daiwa America Strategic Advisors Corporation and Barnes Johnson & Associates. Except for the foregoing parties, the Company has not retained and is under no obligation to pay any investment banker, broker, or finder in connection with the transactions contemplated by the Agreement.

        Section 5.11. NO REGISTRATION RIGHTS OUTSTANDING. The Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may be issued in the future.

        Section 5.12. THE BUSINESS PLAN. The Business Plan of the Company dated April 20, 1992, annexed hereto as Exhibit C, as amended and supplemented by the additional information contained in Exhibit C, fairly and accurately summarizes in all material respects the Company's current plans with respect to the conduct of its business.

        Section 5.13. REPRESENTATIONS TRUE AND CORRECT. This Agreement and the Exhibits attached hereto do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and therein not misleading. Except for general economic or industry conditions, there is no information known to the Company which has not been disclosed in this Agreement or any of its Exhibits which materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business, properties, assets or condition, financial or other, of the Company.

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        Section 5.14. RELATED PARTIES. To the best knowledge of the Company, no officer, director or key employee of the Company, or of any related party of any such person, has, either directly or indirectly, (i) an interest in any corporation, partnership, firm, or other person or entity which furnishes or sells services or products which are similar to or compete with those furnished or sold by the Company, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound. For purposes of this Section there shall be disregarded any interest which arises solely from the ownership of less than two percent (2%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

        Section 5.15. EMPLOYEES. To the best knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, or any other contract or agreement with any Person due to the relationship of any such employee with the Company and the nature of the business now conducted or to be conducted by the Company. No officer or, to the Company's knowledge, employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which either in any case or in the aggregate materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business or operations of the Company or the right of any such person to participate in the affairs of the Company. To the best knowledge of the Company, no officer or key employee of the Company has any present intention of terminating his employment with the Company and the Company has no present intention of terminating any such employment. All employees of the Company have executed a Confidential Information, Invention and Copyright Agreement with the Company substantially in the form annexed hereto as Exhibit D.

        Section 5.16. PROPRIETARY RIGHTS.

               (A) The Company owns or possesses adequate ownership of all Proprietary Rights used in its business, and the same are sufficient to conduct said business as it has been and is contemplated as being conducted. Exhibit A contains a list of all patents and patent applications filed by the Company covering Proprietary Rights used in the conduct of the Company's business.

               (B) To the best knowledge of the Company, the current and proposed operations of the Company do not conflict with nor infringe upon, and no one has asserted to the Company that such operations conflict with or infringe upon, any intangible property rights owned, possessed, or used by any other Person.

               (C) There are no facts which would result in any claim which would have a material adverse effect on the respective condition (financial or otherwise) of the business, net worth,

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assets, properties, or operations of the Company based on an assertion that it does not have the unrestricted rights to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale, or other disposition of any or all products or services presently being or contemplated to be used, furnished, or sold in the conduct of business.

               (D) There are no outstanding licenses or agreements of any kind relating to Proprietary Rights, nor is the Company bound by or a party to any licenses or agreements of any kind relating thereto, nor is the Company bound by or a party to any licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights of any Person.

               (E) To the best knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted or presently proposed to be conducted. To the best knowledge of the Company, except for inventions previously acquired by the Company, it is not and will not be necessary for the Company to utilize any inventions of any of its employees made while such employee was an employee of another Person.

        Section 5.17. TRANSACTIONS WITH AFFILIATES. There are no loans, leases or other continuing transactions between the Company and any Person owning 5% or more of the common stock of the Company or any member of such stockholder's immediate family or any corporation or other entity controlled by such stockholder or by a member of such stockholder's immediate family.

        Section 5.18. SUBSIDIARIES. The Company does not own any shares of stock or any other security or interest in any other Person.

        Section 5.19. NO MATERIAL ADVERSE CHANGE. Except as set forth on Exhibit A, since the date of inception of the Company there has been no occurrence with respect to the Company that would constitute a Material Adverse Event and there has been no material adverse change in the Company's financial condition, operating results, business prospects, employee relations, customer relations or otherwise.

        Section 5.20. AGREEMENTS BETWEEN STOCKHOLDERS. Except as listed in Exhibit A, there exist no agreements between any stockholder and the Company, or to the best knowledge of the Company, between any of the stockholders of the Company, relating to the Company or its capital stock, except for this Agreement, the Company's Stock Purchase Plan and related common stock options, and an Employee Stock Restriction Agreement with Leland P. Snyder.

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        Section 5.21. GOVERNMENTAL CONSENT. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any of the transactions contemplated hereby or thereby.

6.      CONDITIONS TO PARTIES' OBLIGATIONS.

        Section 6.1. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligation to purchase the Purchased Stock and to otherwise consummate the transactions contemplated in this Agreement is subject to satisfaction of the following conditions at the Closing.

               (A) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement shall be true and correct on and as of the Closing.

               (B) OFFICER'S CERTIFICATE. Purchaser shall have received a certificate in form acceptable to Purchaser dated as of the Closing Date and signed by the President and by the Treasurer of the Company to the effect that the conditions of Subsections 6.1(A) and (F) have been satisfied.

               (C) GOOD STANDING CERTIFICATES. The Company shall have delivered to counsel for Purchaser a good standing certificate for the Company for the States of Delaware and Colorado.

               (D) OPINION OF COMPANY COUNSEL. Purchaser shall have received an opinion dated as of the Closing Date of Hutchinson Black and Cook, counsel for the Company, satisfactory to Purchaser and its counsel, to the effect that:

                      (1) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with perpetual corporate existence; is duly qualified and in good standing as a foreign corporation under the laws of the State of Colorado; and has full power and authority and legal right to conduct its business as presently conducted.

                      (2) The Company has full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and all other agreements and documents provided for in this Agreement to which the Company is a party (the "Documents").

                      (3) The Documents have each been duly authorized, executed, and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of

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general application affecting enforcement of creditors' rights and (ii) as limited by the application of general principles of equity.

                      (4) The execution, delivery, and performance of the Documents by the Company and the offering, sale and issuance of the Purchased Stock do not violate the terms of its Certificate of Incorporation, as amended, directors' or shareholders' resolutions, or Bylaws of the Company.

                      (5) Immediately following consummation of all transactions contemplated in the Agreement to be consummated at the Closing, the authorized capital stock of the Company consists of One Thousand (1,000) shares of preferred stock with par value of one cent ($0.01) per share, none of which is outstanding; and Five Thousand (5,000) shares of one class of common stock of $.01 par value per share, of which 1,639.63 shares are outstanding, duly and validly issued, fully paid, and nonassessable. The shares of Purchased Stock of the Company issued to Purchaser pursuant to this Agreement have been duly authorized for issuance and are validly issued, fully paid, and nonassessable shares of the common stock of the Company, and have been duly registered in the names of Purchaser on the books of the Company. The form of stock certificate for the Purchased Stock has been duly adopted by the Company and conforms to all applicable legal requirements. Except as disclosed in the Agreement and Exhibit A attached thereto, to our knowledge, there are no outstanding subscriptions, options, warrants, rights of first refusal, or other rights with respect to the purchase, issuance or sale of any capital stock of the Company.

                      (6) The offer, sale, and issuance of the Purchased Stock in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of the Securities Act.

                      (7) To the best of Counsel's knowledge and except as set forth in this Agreement and the Exhibits attached to the Agreement, there are no actions, proceedings, or investigations pending or threatened against the Company or its properties which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of the Documents or any action taken or to be taken in connection therewith.

                      (8) Without investigation for this purpose other than reasonable inquiry of the Company's officers and directors, Counsel has become aware of no facts which would lead it to believe that any employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, or any other contract or agreement due to the relationship of any such employee

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with the Company and the nature of the business now conducted or to be conducted by the Company.

                   Such Counsel may base that portion of its opinion pertaining to factual matters upon certificates or letters signed by the Company or corporate officers of the Company, and may base that portion of its opinion pertaining to the laws of any jurisdiction other than the United States and the State of Colorado upon the opinion of counsel in such other jurisdiction, provided copies of such certificates, letters, and opinions are furnished to Purchaser with said opinion, and that Purchaser may rely on such certificates, letters, and opinions.

               (E) PROCEEDINGS AND DOCUMENTS SATISFACTORY. All documents and proceedings incident to the transaction contemplated by this Agreement shall be satisfactory in form and substance to Purchaser and their counsel. Purchaser shall have received all documents or other evidence which Purchaser and its counsel may have requested in connection with such transaction, including copies of records of all corporate proceedings in connection with such transaction and in compliance with the conditions set forth in this Section 6.1 in form and substance satisfactory to Purchaser.

               (F) CERTIFIED CHARTER AND BYLAWS. The Company shall have delivered to counsel for Purchaser a copy of the Company's Certificate of Incorporation, as amended, and Bylaws, which copies shall be certified by the Secretary of the Company to be true and correct as of the Closing Date.

               (G) DISTRIBUTION AGREEMENT; DEVELOPMENT AND MANUFACTURING MEMORANDUM. Purchaser and the Company shall have entered into (i) a Distribution Agreement substantially in the form of Exhibit E annexed hereto and (ii) a Development and Manufacturing Memorandum substantially in the form of Exhibit F annexed hereto.

        Section 6.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The Company's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at the Closing:

               (A) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Purchaser's representations and warranties herein or in any document delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

               (B) PROCEEDINGS SATISFACTORY. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident to it shall be satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such originals or other copies of such documents as they may reasonably request.

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        Section 6.3. FAILURE OF CONDITIONS. In the event any of the conditions set forth in Sections 6.1 or 6.2 are not satisfied and are not waived by the appropriate party, this Agreement shall terminate and the parties shall be free of any rights or obligations hereunder.

7.      COVENANTS OF THE COMPANY.

        The Company's covenants and obligations as set forth in this Article 7 shall continue in full force and effect so long as any of the Purchased Stock is outstanding until the first to occur of: (i) the date on which the Company is required to file a report with the SEC pursuant to Section 13(a) or (15) of the Exchange Act, by reason of the Company's having registered any of its common stock pursuant to Section 12(g) of the Exchange Act; (ii) the date on which the Company consummates the sale of all or substantially all, of its assets; or
(iii) the effective date of a merger, reorganization or consolidation of the Company (a "Merger") in which the holders of the outstanding voting securities of the Company immediately prior to such Merger do not hold a majority of the voting securities of the surviving entity outstanding immediately after such
Merger:

        Section 7.1. OFFICE OR AGENCY MAINTAINED. The Company will maintain an office in Colorado where Purchased Stock may be presented for exchange, registration, or transfer.

        Section 7.2. CORPORATE EXISTENCE. The Company will at all times maintain, preserve, and renew its corporate existence and its rights, and comply with all related laws applicable to the Company, but nothing contained in this Section shall require the Company to maintain, preserve, or renew any right which, in the opinion of the Board of Directors, is not necessary or desirable in the conduct of the business of the Company; nor shall anything in this Section require the Company to comply with any law so long as its validity or applicability shall be contested in good faith.

        Section 7.3. PROPERTIES MAINTAINED. The Company will, insofar as it is not prevented by causes beyond its control, at all times maintain, preserve, protect, and keep its property in good repair, working order, and condition. The Company will make all repairs, renewals, replacements, extensions, additions, betterments and improvements to its property as are necessary and proper from time to time, so that the business may be conducted properly and efficiently at all times, but nothing in this Section shall prevent the Company from selling, abandoning, or otherwise disposing of any material asset or property, if, in the opinion of the Board of Directors, such property is no longer of use in the business of the Company, and such disposition is in the interest of the Company and not disadvantageous to the holders of the Purchased Stock.

        Section 7.4. INSURANCE. The Company will provide for itself insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers or with the United States Government, in such amounts, with such deductibles as shall be necessary for the Company not to become a coinsurer, and by such methods as shall be adequate for companies of a similar size and character. The Company will at all times similarly maintain, in full force and effect, comprehensive general liability insurance against loss or damage to it for bodily injury or death in or about any premises occupied by it, and liability insurance against loss or damage to it, for bodily injury or death or injury to property occurring by reason of its operation of any motor vehicle.

        Section 7.5. TAXES, ASSESSMENTS AND OTHER CHARGES PAID. The Company will duly pay and discharge, as they become due and payable, all taxes, assessments and governmental and other charges, levies, or claims levied or imposed, which if unpaid might become a lien or charge upon the franchises, properties, assets, earnings, or business of the Company, but nothing contained in this Section shall require the Company to pay and discharge any such tax, assessment, charge, levy, or claim so long as the Company in good faith shall contest its validity and shall set aside on its books adequate reserves therefor.

        Section 7.6. INDEBTEDNESS PAID. The Company will pay punctually when due and payable any indebtedness incurred or assumed by it. The Company will also perform and observe the associated covenants, provisions, and conditions to be performed and observed by the company, in connection with any mortgage, pledge, security interest, or other lien existing at any time upon any of the assets of the Company, but nothing contained in this Section shall require the Company to pay any such indebtedness or to perform or observe any such covenants, provisions, and conditions so long as the Company in good faith shall contest any claim which may be asserted against it in respect of any such indebtedness or of any such covenants, provisions, and conditions and shall set aside on its books adequate reserves therefor.

        Section 7.7. GOOD ACCOUNTING AND CORPORATE PRACTICE. The Company will at all times maintain appropriate corporate records, including records of all directors or shareholders meetings, minutes and all share transactions, and keep proper books of record and account (including ledgers and order books) in which full, true, and correct entries will be made of its transactions in accordance with Good Accounting Practice.

        Section 7.8. COMPLIANCE WITH LAWS. The Company will comply with all applicable statutes, rules, regulations, orders, and restrictions of the United States of America, foreign countries, states, and municipalities, and of any governmental agency and instrumentality of the foregoing, and of any court, arbitrator, or grand jury, applicable to the Company's business and assets, except those being contested in good faith.

        Section 7.9.  INFORMATION RIGHTS.

               (A) FINANCIAL STATEMENTS. The Company will furnish to Purchaser certain financial statements (as set forth below) for so long as Purchaser owns at least 50 shares of the Purchased Stock:

                      (1) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter; and

                      (2) As soon as practicable after the end of each fiscal quarter of each fiscal year, and in any event within 45 days thereafter.

The financial statements so provided shall include consolidated balance sheets of the Company as at the end of such period, consolidated statements of income and surplus for that period, and consolidated statements of cash flow for the Company for that period. The statements shall be prepared in accordance with Good Accounting Practice and, in case of the fiscal year end statements, shall be approved by the Company's Board of Directors.

               (B) ANNUAL PLAN. For so long as Purchaser owns at least 50 shares of Purchased Stock, the Company will also furnish to Purchaser, on or before June 15 of each fiscal year, a preliminary Proposed Annual Plan and Operations Budget as approved by the Board of Directors, which shall then be finalized within ninety (90) days after the end of the fiscal year utilizing the final results from the previous year. The Annual Plan and Operations Budget shall be a working document, and shall be in any form chosen by the management of the Company and acceptable to its Board of Directors.

               (C) VISITATION RIGHTS. Subject to nondisclosure obligations with respect to the Company's confidential information, Purchaser or its employees or representatives, may from time to time reasonably request the right to visit and inspect any of the properties of the Company, to examine and make extracts from the books and records of the Company, and to discuss its affairs, finances and accounts with its officers, directors, and independent accountants, all at reasonable times and as often as may be reasonably requested, and the Company shall comply with such requests. Subject to the same obligation, Purchaser shall receive timely notice of, shall receive all material distributed in connection with, and shall have the right to attend as an observer, all meetings of the Board of Directors of the Company. This right shall apply to Purchaser only so long as it owns at least 50 shares of Purchased Stock.

        Section 7.10. TAXES AND INTEREST PAID BY THE COMPANY.

               (A) TAXES. The Company shall pay, and save Purchaser harmless against, all liability with respect to amounts payable as a result of any documentary, stamp, use, or similar taxes which may be determined to be payable in connection with the issuance and delivery of any of the Purchased Stock, delivery and performance of this Agreement, or any modification, amendment, or alteration of the terms of any of the Purchased Stock.

               (B) INTEREST. Provided that Purchaser promptly notifies the Company of all claims made against it, the Company will pay any interest or penalties resulting from nonpayment or delay in payment of any tax to be paid under section 7.10(A) hereof, and any income taxes in respect of any reimbursement by the Company for any of such taxes, interest or penalties.

        Section 7.11. MATERIAL CONTRACTS. The Company will perform and observe all material covenants and provisions of all material contracts to which it is party. Nothing in this Section shall require the Company to perform or observe any such covenant or provision so long as the Company shall in good faith contest the validity, enforceability, or application to it of any such covenant or provision.

        Section 7.12. NEW DEVELOPMENTS. The Company shall cause all technological developments, inventions, discoveries or improvements by the Company's employees to be fully documented in accordance with the best prevailing appropriate industrial professional standards, cause all key employees and consultants of the Company to execute appropriate patent assignment agreements to the Company and, where possible and appropriate, to file and prosecute United States and foreign patent applications relating to and protecting such developments on behalf of the Company.

        Section 7.13. MATERIAL ADVERSE EVENTs. The Company shall promptly (but in any event within fifteen (15) days) after the Company's discovery of any Material Adverse Event affecting the Company, deliver a detailed statement to Purchaser specifying the nature and period of existence of such Event and what actions (if any) the Company has taken and/or proposes to take with respect thereto. For purposes of this Section 7.13, a Material Adverse Event shall include, without limitation: (i) the filing of any litigation which, if determined adversely, would have a material effect on the business, financial condition or prospects of the Company; (ii) the discovery that the Company is not in compliance with any material provision of this Agreement or its Certificate of Incorporation, (iii) any notices of material default received by the Company arising out of any of the Company's banking relationships or arrangements; (iv) the existence of any dispute between the Company and its accountants concerning any material item relating to the Company's financial statements; and (v) the cancellation of a material order or the loss of a material customer.

        Section 7.14. USE OF PROCEEDS. The proceeds received from the issuance of Purchased Stock, net of the finder's fees referenced in Section 5.9 above, will be used for working capital and general corporate purposes.

        Section 7.15. RIGHT TO PURCHASE ADDITIONAL STOCK. Until such time as the Company shall have effected a public offering of its

Common Stock pursuant to the Act, the Company shall afford Purchaser the right to purchase, in connection with any future issuances of its Common Stock (or securities convertible into or exchangeable or exercisable for its Common Stock) (a "Future Stock Sale"), on the same terms as afforded to other investors, up to such amounts of the offered securities as will enable Purchaser to maintain a ten percent (10%) interest in the Common Stock of the Company on a fully diluted basis. The Company shall give Purchaser written notice of the terms and provisions of any Future Stock Sale, and Purchaser shall have 30 days from the date of such notice within which to exercise the purchase right granted hereby. If the Company does not complete the Future Stock Sale within 45 days following the lapse of the foregoing 30 day purchase right period, the Company shall again comply with the provisions of this section 7.15.

        Section 7.16. BOARD REPRESENTATION. At any time that (a) Purchaser owns at least ten percent (10%) of the Company's outstanding common stock or (b) either (i) a Distribution Agreement between the Company and Purchaser substantially in the form of Exhibit E hereto or (ii) a definitive agreement regarding the development and manufacture of a specific product by the Company for Purchaser executed pursuant to the Development and Manufacturing Memorandum (or any supplement or amendment thereto or replacement therefor) remains in effect, the Company shall, at Purchaser's request, cause one designee of Purchaser to be elected to and serve upon the Company's Board of Directors.

8.      REGISTRATION RIGHTS

        Section 8.1.  DEFINITIONS.

        As used in this Article 8:

        (A) the terms "register", "registered" and registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

        (B) the term "Registrable Securities" means the Purchased Stock issued to Purchaser under this Agreement, any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Purchased Stock, and any other shares of Common Stock of the Company that are acquired by Purchaser from the Company;

        (C) the term "Holder" shall mean any holder of Registrable Securities;

        (D) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

        (E) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

        (F) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

        Section 8.2.  COMPANY REGISTRATION.

        (A) If the Company shall determine to register any of its securities either for its own account or for the account of a security holder exercising a demand registration right, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction of the type described in Rule 145 under the Act, or any successor to Rule 145, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

            (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such Registrable Securities under the applicable blue sky or other state securities laws); and

            (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within 20 days after receipt of the written notice from the Company described in clause (1) above, except as the number of such Registrable Securities may be limited by Section 8.2 (B) below. Such written request may specify all or a part of the Holders' Registrable Securities.

        (B) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 8.2 (A) (1). In such event, the right of each of the Holders to registration pursuant to this Section 8.2 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all Holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the number of shares that may be included in the registration and underwriting by each of the Holders and the other Persons requesting to participate in such registration (other than the Company, in the case of a registration for the account of the Company, and other than securities held by holders who by contractual right demanded such registration) shall be reduced, on a pro rata basis, by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Person disapproves of the terms of any such underwriting, he or it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (C) NUMBER. Each of the Holders shall be entitled, pursuant to this
Section 8.2, to have his or its shares included in a maximum of three registrations which have been declared or ordered effective.

        Section 8.3.  EXPENSES OF REGISTRATION.

        All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article 8 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

        Section 8.4.  REGISTRATION PROCEDURES.

        In the case of each registration effected by the Company pursuant to this Article 8, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

        (A) Keep such registration effective for a period of 120 days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 8.10 hereof;

        (B) Furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request; and

        Section 8.5.  INDEMNIFICATION.

        (A) The Company will indemnify each of the Holders, as applicable, each of its officers directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 8, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any statute, rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any Holder or underwriter or person controlling such Holder or underwriter to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter or Person controlling such Holder or underwriter and stated to be specifically for use therein.

        (B) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other shareholder having securities included in such offering, and each of their officers, directors, and partners, and each Person controlling such other shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading by such Holder, and will reimburse the Company and such other shareholders, directors, officers, partners, Persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

        (C) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein, if prejudicial to the Indemnifying Party's ability to defend such action, shall relieve the Indemnifying Party of its obligations under this Article 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        (D) If the indemnification provided for in this Section 8.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (E) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in a negotiated underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

        Section 8.6.  INFORMATION BY THE HOLDERS.

        Each of the Holders holding securities requested to be included in any registration, shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 8.

        Section 8.7.  RULE 144 REPORTING.

        With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the restricted securities to the public without registration, the Company agrees to:

        (A) Make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

        (B) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

        (C) So long as the Investor owns any Registrable Securities, furnish to the Investor upon request, a written statement by the

Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the commission allowing the Investor to sell any such securities without registration.

        Section 8.8.  "MARKET STAND-OFF" AGREEMENT.

        Each of the Holders shall agree, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act, provided that such agreement only applies to the first such registration statement of the Company which includes securities to be sold on the Company's behalf to the public in an underwritten offering.

        Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        Section 8.9.  ASSIGNABILITY OF REGISTRATION RIGHTS.

        The Registration Rights granted pursuant to this Article 8 shall be assignable at the option of each of the Holders, in whole or in part, to any transferee of Registrable Securities (i) so long as such transferee owns at least 50% of the Registrable Securities originally purchased by Purchaser from the Company; or (ii) if the transferee is an affiliate of the transferring Holder; provided that the Company is given written notice by such Holder at the time or within a reasonable period of time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are assigned.

        Section 8.10. SUBSEQUENT GRANT OF REGISTRATION RIGHTS. If the Company should subsequent to the date of this Agreement grant registration rights to any Person holding 185 or fewer shares of Common Stock or securities convertible or exercisable therefor (appropriately adjusted for stock splits or recapitalizations occurring after the date hereof), the Company shall so advise Purchaser in writing, setting forth the terms and provisions of the registration rights so granted. If Purchaser believes that the registration rights so granted are more favorable than the registration rights granted to

Purchaser by this Article 8, then Purchaser shall be entitled to the benefit of such subsequent registration rights in lieu of the registration rights granted hereby.

9.      MISCELLANEOUS.

        Section 9.1. CONFIDENTIAL INFORMATION. All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of the Company disclosed to Purchaser in the course of negotiating this Agreement or under or pursuant to this Agreement (the "Company Confidential Information") will be held in confidence and not used or disclosed by Purchaser or any of its employees, affiliates or agents. It is agreed that Company Confidential Information will not include information that: (a) is proven to have been known to Purchaser prior to receipt of such information from the Company; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Company; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Purchaser. This provision shall survive the termination of this Agreement for any reason.

        Section 9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company in this Agreement and in certificates or other documents delivered pursuant hereto shall survive for a period of two (2) years following the Closing Date.

        Section 9.3. ASSIGNABILITY OF RIGHTS. The Company may not assign any of its rights under this Agreement without Purchaser's written consent. Subject to compliance with Section 4.4 hereof, the provisions of this Agreement which are for Purchaser's benefit as a purchaser or holder of Purchased Stock are also for the benefit of, and enforceable by any subsequent holder of such Purchased Stock who is not a competitor of the Company.

        Section 9.4. COMMUNICATIONS AND NOTICES. Except as otherwise provided for in this Agreement, all communications and notices provided for in this Agreement shall be in writing. They shall become effective when mailed (postage paid, certified mail, return receipt requested), sent by air courier, hand delivered (including telecopy or courier service) receipted by the addressee, to the address as indicated on the signature pages hereto, or to such other address and for such attention, as any party may from time to time designate by notice duly given in accordance with the provisions of this Section 9.4.

        Section 9.5. LAW GOVERNING. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

        Section 9.6. SUBSEQUENT INSTRUMENTS AND ACTS. The parties agree that they will execute any further instruments and perform any acts that may become necessary to carry out this Agreement.

        Section 9.7. SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons or circumstances shall remain in full force and effect.

        Section 9.8.  ENTIRE AGREEMENT: AMENDMENTS.

            (A) This Agreement and the other Documents delivered pursuant hereto constitutes the full and entire understanding and agreement among the parties with respect to the subject hereof and thereof.

            (B) This Agreement may not be amended orally. An amendment to this Agreement, or of any supplement hereto, and of the rights and obligations of the holders of the Purchased Stock, may be made with the written consent of the Company and of the holders of not less than a majority of the shares of Purchased Stock.

        Section 9.9. GENDER, NUMBER, AND TENSE. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter, and the neuter gender includes the masculine and feminine.

        Section 9.10. HEADINGS. The headings of the Articles, Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

        Section 9.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 9.12. DELAYS, OMISSION, AND WAIVERS. No delay or omission to exercise any right, power or remedy accruing to the Company or to Purchaser upon any breach or default of any party hereto under this Agreement, will impair any such right, power or remedy of the Company or Purchaser nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, nor will any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or Purchaser of any breach or default under this Agreement or any waiver on the part of the Company or

Purchaser of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. No waiver by Purchaser (or transferees thereof) of any provision of this Agreement will be effective without a written consent signed by Purchaser (or transferee thereof) holding at least a majority of the Purchased Stock.

        Section 9.13. PURCHASER'S REMEDIES. No waiver of any breach of this Agreement shall constitute or be construed as a waiver by Purchaser of any subsequent breach by the Company. No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy herein or as provided by law, but each shall be cumulative and shall be in addition to every other remedy set forth in this Agreement, the Exhibits, or existing at law, in equity, or by statute. The parties specifically acknowledge that under certain circumstances the parties may be entitled to specific performance and/or injunctive relief where without such remedies the damage to the injured parties may be irreparable and money damages inadequate. Moreover, in any suit between or among the parties hereto for such breach of any of the provisions hereof, the prevailing party in such suit shall be entitled to receive from the breaching party, reasonable attorneys' fees and disbursements incurred in the prosecution of such suit.

        Section 9.14. STOCK SPLITS, RECAPITALIZATION, ETC. Any right, obligation, covenant or agreement contained in this Agreement which is subject to or conditioned upon a specific number of shares of Purchased Stock shall be appropriately adjusted for any stock splits, stock dividends, or recapitalization of the capital stock of the Company occurring after the date hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

THE COMPANY:
REAADS MEDICAL PRODUCTS, INC.,
a Delaware Corporation


By:  /S/ LUIS R. LOPEZ
   -------------------------------
        Luis R.  Lopez
        President

Address:
12001 Tejon St., Ste.  120
Westminster, CO 80234
Telefax No.: 303-457-4519

                                             AMOUNT
PURCHASER:                                   PURCHASED

CHUGAI PHARMACEUTICAL CO. LTD.                   $500,013.00
                                             185.19 Purchased Shares


By:   /S/ OSAMU NAGAYAMA
   --------------------------------------
        Osamu Nagayama
        President

Address:
1-9, Kyobashi 2-Chome
Chuo-ku, Tokyo 104,  Japan
Attention:  /S/ DIRECTOR, LEGAL DEPARTMENT
          --------------------
Telefax No.: 03-3281-2828

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                               EXHIBITS CHECKLIST


EXHIBIT               TITLE

     A         Schedule of Exceptions

     B         Stock Purchase Plan and Form of Stock Option Agreement

     C         Business Plan and supplement thereto

     D         Form of Confidential Information, Invention and Copyright
               Agreement

     E         Distribution Agreement

     F         Development and Manufacturing Memorandum

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

SECTION 5.3 CAPITALIZATION. The Company has outstanding and unexercised common stock options covering 205 shares of common stock.

SECTION 5.8 MATERIAL CONTRACTS AND COMMITMENTS. The Company is party to the following material agreements:

        I.     LICENSE, DISTRIBUTION AND OEM AGREEMENTS.

               Pursuant  to a License  Agreement  dated  October 19,  1990,  the
               Company has granted to Sanofi Diagnostics a perpetual, non-exclusive worldwide license to use the REAADS technology to manufacture and market certain autoimmune products. Sanofi has paid certain monies to the Company to date, and continues to pay a royalty of 5% of net sales until December 31, 1995 or until total aggregate royalties equal $1.5 million.

               OEM agreements have been executed with BioPool International (U.S./Canada), Alpha Biotech S.P.A. [formerly known as Schiapparelli Diagnostici Ismunit (Italy)], Schiapparelli Biosystems B.V. (ElectroNucleonics International) (the Netherlands), Medic (Italy), IDS (United Kingdom), Chromogenix (formerly Kabi Diagnostica of Sweden), Sigma Diagnostics (U.S.), Cambridge Life Sciences plc, and Helena Laboratories (U.S.).

               Distributor agreements for marketing the REAADS-labeled product line have also been executed with Alpha Biotech S.P.A., Immuno-Mex (Mexico), Tsu Sheng (Taiwan), Karnataka (India), Zotal (Israel), Bond Bio-Tech (United Kingdom), Anagen/Promed (United Kingdom), Cormedica S.A. (Spain), LanganBach Services (Ireland), Frank Diagnostic (Hungary), and Labor and Technik (Germany).

               The Company also has executed a letter of intent dated July 28, 1993 with Helena Laboratories Corporation regarding the negotiation of a Product Development Agreement concerning coagulation/vascular disease detection products.

        II.    EMPLOYMENT AGREEMENTS.

               Employment Agreement with Dr. Luis R. Lopez dated December 31, 1990, covering the three-year period ending December 30, 1993.

               Employment Agreement with Leland P. Snyder dated December 30, 1990, covering the three-year period ending December 31, 1993.

               Employment Agreement with Douglass Simpson dated February 1, 1993, covering the three-year period ending January 31, 1996.

        III.   OTHER MATERIAL AGREEMENTS.

               Purchase Agreement, dated July 19, 1990, between the Company and Biostar Medical Products, Inc., pursuant to which the Company is obligated to pay an aggregate of $600, 000 in royalties to Biostar at the rate of 5% of net sales of products based upon the technology purchased by the Company from Biostar under the Purchase Agreement. An aggregate of $122,698.68 in royalties have been paid to Biostar through May 31, 1993.

               Lease Agreement between the Company and Stream Associates, Inc. (d/b/a MetroTech Centre Office Park), dated March 13, 1991, covering the Company's headquarters facilities located at 12001 Tejon Street, Suite 120, Westminster, Colorado 80234.

               Lease Agreement between the Company and Stream Associates, Inc. (d/b/a MetroTech Centre Office Park), dated April 7, 1992, covering a portion of the Company's research and manufacturing space.

SECTION 5.9 NO PENDING LITIGATION OR PROCEEDINGS. The Company presently is in discussions with Medix Biotech, Inc., regarding a dispute over charges for products supplied by Medix. Medix and the Company have verbally agreed to a settlement of $30,000.00, pending drafting of a mutually acceptable settlement agreement and release.

SECTION 5.14 RELATED PARTIES. The Company has an arrangement with Leland P. Snyder, its vice president and a stockholder, pursuant to which Mr. Snyder will factor (i.e., finance) Company receivables at a rate more favorable than the Company can obtain at other commercial factoring organizations. The Company also maintains a relationship with a commercial factor.

SECTION 5.16(D) PROPRIETARY RIGHTS. Royalty arrangement with Biostar Medical Products, Inc. referenced in Section 5.8 above.

Please see the License,  Distribution  and OEM Agreements  referenced in Section
5.8 above.

Set forth below is a listing of patents and patent applications pertaining to Proprietary Rights used in the conduct of the Company's business, specifically diagnostic testing of autoimmune antibodies, anti-dsDNA antibodies, and anti-cardiolipin:

        U.S. Patent No. 5,183,735
        Issued February 2, 1993
        "Method and Diagnostic Test Kit For Detection of Anti-dsDNA Antibodies"

        U.S..Application Serial No. 07/743,304
        Filed October 23, 1991
        "Method and Diagnostic Test Kit For Detection of Anti-Cardiolipin"
        Status:  On appeal to Board of Patent Appeals & Interferences

        EPO Patent Application No. 90904518.9
        Filed February 26, 1990
        "Method and Diagnostic Test Kit For Detection of Anti-Cardiolipin"
        Status:  Awaiting substantive examination

        U.S. Application Serial No. 07/743,305
        Filed October 23, 1991
        "Method and Diagnostic Test Kit For Detection of Autoimmune Antibodies"
        Status:  On appeal to to Bord of Patent Appeals & Interferences

        EPO Patent Application No. 90904577.5
        Filed February 26, 1990
        "Method and Diagnostic Test Kit For Detection of Autoimmune Antibody"
        Status:  Awaiting substantive examination

                          REAADS MEDICAL PRODUCTS, INC.

                              OFFICERS' CERTIFICATE


        The undersigned, Luis R. Lopez and Douglass T. Simpson, certify on behalf of Reaads Medical Products, Inc. as follows:

        1. Luis R. Lopez is the duly elected and acting President of Reaads Medical Products, Inc., a Delaware corporation (the "Company") and Douglass T. Simpson is the duly elected and acting Treasurer of the Company.

        2. Each of the representations and warranties of the Company made in the Stock Purchase Agreement (the "Agreement") dated as of September 1, 1993 between the Company and Chugai Pharmaceutical Co. Ltd., is true and correct in all material respects as of the date hereof, and the Company has fully performed all of its obligations under the Agreement to be performed at or prior to the closing.

        Dated:  September _____, 1993.


                                      REAADS MEDICAL PRODUCTS, INC.


                                       By:  /S/ LUIS R. LOPEZ
                                          -------------------------------------
                                          Luis R. Lopez, President


                                       By:  /S/ DOUGLASS T. SIMPSON
                                          -------------------------------------
                                          Douglass T. Simpson, Treasurer

                             SECRETARY'S CERTIFICATE


        I, Leland P. Snyder, Secretary of Reaads Medical Products, Inc., a Delaware corporation, do hereby certify that the following is a full, true and correct copy of the resolutions of the Board of Directors of the corporation, duly adopted by the Board of Directors of the corporation as required by law and by the Bylaws of the corporation effective as of the date hereof.

               "RESOLVED, that the form, terms, and provisions of the

               Stock Purchase Agreement between the Corporation and Chugai Pharmaceutical Co. Ltd. ("Purchaser") substantially in the form attached hereto as Exhibit A, and all transactions necessary or proper to effectuate the same, be and hereby are approved in all respects, and the officers of the Corporation are hereby authorized to execute the Stock Purchase Agreement and all documents and stock certificates required thereunder for and on behalf of the Corporation; and further

               RESOLVED,  that upon receipt in full of the consideration

               payable by Purchaser under the Stock Purchase Agreement, the officers of the Corporation be, and they are hereby are, authorized to issue a stock certificate to Purchaser representing the 185.19 shares of the Corporation's Common Stock to be purchased by Purchaser pursuant thereto at an aggregate purchase price of $500,013 ($2,700 per common share), which such shares shall be considered duly authorized, validly issued, fully paid and nonassessable."

        I further certify that the foregoing resolutions are still in full force and effect and have not been amended or revoked and that the specimen signatures appearing below are the signatures of the proper officers authorized to sign for this corporation by consent of the Board of Directors.

AUTHORIZED SIGNATURES:


/S/ LUIS R. LOPEZ                               /S/ LELAND P. SNYDER
--------------------------------              -------------------------------
Luis R. Lopez, President                      Leland P. Snyder, Secretary



/S/ DOUGLASS T. SIMPSON
--------------------------------
Douglass T. Simpson, Treasurer

        I further certify that the Certificate of Incorporation of the corporation and bylaws of the corporation attached to this Secretary's Certificate are true and correct copies of the Certificate of Incorporation and bylaws of the corporation as in effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary, and affixed the corporate seal of the said corporation, this ____ day of September, 1993.

                                                   /S/ LELAND P. SNYDER
                                                   -----------------------------
[Corporate Seal]                                   Leland P. Snyder, Secretary


        I, Luis R. Lopez, President of Reaads Medical Products, Inc., certify that Leland P. Snyder is the Secretary of the corporation and that the specimen signature appearing on the preceding page of this Secretary's Certificate above his name is the signature of Mr. Snyder.

                                                   /S/ LUIS R. LOPEZ
                                                   -----------------------------
                                                   Luis R. Lopez, President


                                       2